UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

Commission file number 0-10035

LESCARDEN INC.
(Exact name of small business issuer as specified in its charter)

New York	13-2538207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, NY 10170
(Address of principle executive offices)    (Zip Code)

Issuer's telephone number (212) 687-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM 5.02. CHANGES IN CONTROL OF REGISTRANT.

As used in this Current Report, the term the “Company” refers to Lescarden Inc.

(a)
Effective November 8, 2010, the Company entered into a loan conversion and stock purchase agreement (the “Loan Conversion and Stock Purchase Agreement”) with Charles T. Maxwell (“Maxwell”), its chairman of the board, to convert shareholder loans aggregating $274,000 into common stock through an unregistered issuance of common stock.  On September 28, 2010 the board of directors unanimously approved the Loan Conversion and Stock Purchase Agreement and adopted a resolution to convert the aggregate $274,000 of loans from the Chairman of the Board into common stock on October 30, 2010 at the prevailing market price as of that date and approved the exchange agreement (Exchange Agreement) between the Company and the Chairman as of that date.

(b)
The simultaneous extinguishment of debt and exchange for common stock will take place on November 10, 2010.  Because there was no public offering, the issuance of common stock pursuant to the Loan Conversion and Stock Purchase Agreement was undertaken by the Company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

(c)
Pursuant to the Loan Conversion and Stock Purchase Agreement, the Company will issue a number of shares of common stock to the majority shareholder and Chairman of the Board equal to the aggregate loan balance of $274,000 divided by high market price of the Company’s common stock on November 8, 2010, or $0.03 per share.

Upon conversion of debt to common stock, Maxwell will receive 9,133,333 shares of common stock in exchange for forgiveness of an aggregate of $274,000 of shareholder loans outstanding at August 31, 2010. The beneficial ownership of Maxwell after the conversion will increase from 12,733,512 or 41.15% before the conversion to 21,866,845.

As a result, there has been a change in control of the Company. As of the date of this Current Report, there are 40,076,783 shares of common stock issued and outstanding. Thus, the acquisition by Maxwell of the 9,133,333 shares of common stock and resulting beneficial ownership of 21,866,845 represents an equity interest of approximately or 54.56%.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sale of equity securities the Company completed on November 8, 2010 and resulting change in control:

(a)
Effective November 8, 2010, the Company entered into a Loan Conversion and Stock Purchase Agreement with Maxwell pursuant to which Maxwell agreed to accept, and the Company agreed to issue, 9,133,333 shares of common stock, $.001 par value in satisfaction of an aggregate balance of $274,000 in unpaid shareholder loans.

(b)
The shares issued upon conversion of the debt were issued exclusively to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").  The shares issued upon conversion of the debt were “restricted securities” under the Securities Act.

(c)	The Company paid no fees or commissions in connection with the issuance of the Shares.

(d)
The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) there under.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  The Company did not engage in any public advertising or general solicitation in connection with this transaction, and the investor was provided with disclosure of all aspects of the Company’s business, including reports filed with the Securities and Exchange Commission and other financial, business and corporate information.

(e)	Not applicable.

(f)	There were no proceeds as a result of the conversion of debt.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Loan Conversion and Stock Purchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCARDEN INC.

Date: November 12, 2010	By:	William E. Luther
Chief Executive Officer and
Chief Financial Officer

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